================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                   AMENDMENT #3
                             SEC FILE #: 333-127389


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ZANDARIA VENTURES INC
                           ---------------------------
                 (Name of small business issuer in its charter)

      NEVADA                  1000                      Applied For
--------------------- -------------------     ----------------------------------
State or jurisdiction  Primary Standard       I.R.S. Employer Identification No.
of incorporation       Industrial
or organization        Classification Code Number

                             Zandaria Ventures Inc.
                          535 Thurlow Street, Suite 600
                             Vancouver, B.C. V6E 3C2
                            Telephone: 1-888-255-0076
                            Facsimile: 1-888-255-0076
            --------------------------------------------------------------
            (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd Suite 300
                               Las Vegas, NV 89128
                             Telephone: 702-562-4091
                             Facsimile: 702-562-4081
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:    as soon as practicable after the effective date
                                of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH CLASS OF   DOLLAR AMOUNT TO BE    PROPOSED MAXIUM        PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE         REGISTERED             OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE (2)
REGISTERED                                      SHARE (1)              PRICE (2)
------------------------ ---------------------- ---------------------- ---------------------- ---------------------
Common Stock             $52,500                $0.01                  $52,500                $6.18
------------------------ ---------------------- ---------------------- ---------------------- ---------------------

(1)      Based on the last sales price on March 22, 2004.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, Dated December 30, 2005

                                   PROSPECTUS
                             ZANDARIA VENTURES INC.
                                5,250,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                 The Date Of This Prospectus Is: December 30, 2005

                                Table Of Contents

                                                                                     Page
Summary                                                                               5
Risk Factors                                                                          6
 -  If  we  do  not  obtain  additional  financing,  our  business  will  fail        6
 -  Because we have not commenced business operations,  we face a high risk of
    business   failure                                                                6
 -  If we are unable to make the $17,500 payment to complete the acquisition of the
    Chip claims by April 5, 2006, we will lose our interest in the property and
    our business will fail                                                            6
 -  Because of the speculative nature of exploration of mining properties, there
    is substantial risk that our business will fail                                   7
 -  We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as
    a going concern                                                                   7
-   Because we only have mineral exploration rights to the Chip claims, the
    landowner  may be able to prevent us from conducting exploration on the claims.   7
 -  Because of the inherent dangers involved in mineral exploration, there is a
    risk that we may incur liability or damages as we conduct our business            7
 -  Even if we discover commercial reserves of precious metals on the Chip
    claims, we may not be able to successfully obtain commercial production           7
 -  Because the Chip mineral claims have not been examined by any professional geologist or mining engineer retained by us, there is a greater risk that our
    property may not contain economic mineralization                                  8
 -  Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations,
    causing our business to fail                                                      8
 -  Because we do not have any employees other than our president, we will be dependent on our management and independent contractors to carry out our
    business plan                                                                     8
 -  Because our sole director has no technical experience in mineral exploration, our
    business has a high risk of failure                                               8
 -  If a market for our common stock does not develop, shareholders may be
    unable to sell their shares                                                       8
 -  A purchaser is purchasing penny stock which limits the ability to sell stock      8
Use of Proceeds                                                                       9
Determination of Offering Price                                                       9
Dilution                                                                              9
Selling Securityholders                                                               9
Plan of Distribution                                                                 11
Legal Proceedings                                                                    12
Directors, Executive Officers, Promoters and Control Persons                         12
Security Ownership of Certain Beneficial Owners and Management                       14
Description of Securities                                                            14
Interest of Named Experts and Counsel                                                15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities  15
Organization Within Last Five Years                                                  15
Description of Business                                                              15
Plan of Operations                                                                   20
Description of Property                                                              21
Certain Relationships and Related Transactions                                       21
Market for Common Equity and Related Stockholder Matters                             21
Executive Compensation                                                               22
Financial Statements                                                                 23

Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure                                                                           41


                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property interest, the Chip mineral claims located near Goldbridge, British Columbia. We acquired a 100% interest, subject to a 2.5% net smelter royalty and a 7.5% gross rock royalty, in the Chip claims from Richard Simpson of Vancouver, British Columbia. We paid $2,500 upon the execution of the agreement and must pay him an additional $17,500 by April 5, 2006 in order to complete the acquisition. We do not currently have the cash on hand to complete the acquisition and have no guarantee that we will be able to raise the funds to make the required payment.

We anticipate that our total expenditures over the next 12 months will be approximately $57,600. Accordingly, we will need to raise additional funds over this period to continue operations.

Our objective is to conduct mineral exploration activities on the Chip claims in order to assess whether it possesses economic reserves of gold, silver and copper. An economic reserve is a specific body of rock that can be economically mined. We have not yet identified any economic mineralization on the Chip claims, that is, minerals in sufficient quantities such that extracting them from the ground would be profitable. Our proposed exploration program is designed to search for an economic mineralization. Because we have not received any revenue from operations, our auditor has indicated that there is substantial doubt about our ability to continue as a going concern.

We were incorporated on February 23, 2005, under the laws of the state of Nevada. Our principal offices are located at 535 Thurlow Street, Suite 600, Vancouver, British Columbia, V6E 3C2. Our telephone number is 1-888-255-0076.

The Offering:

Securities Being Offered  Up to 5,250,000 shares of common stock.

Offering Price            The selling shareholders will  sell  our   shares   at
                          $0.01 per share  until our  shares are   quoted on the
                          OTC Bulletin  Board, and   thereafter  at   prevailing
                          market   prices or    privately negotiated  prices. We
                          determined this   offering price based  upon the price
                          of the last sale of our common stock to investors.

Terms of the  Offering    The selling  shareholders will  determine when and how
                          they will sell the common   stock   offered   in  this
                          prospectus.

Termination of the
Offering The offering will conclude when all of the 5,250,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and
to be Issued              7,750,000 shares  of  our  common   stock  are  issued
                          and outstanding as of the date of this     prospectus.
                          All of   the   common   stock to be  sold   under this
                          prospectus  will be sold by existing shareholders.


Use of Proceeds           We will not receive any  proceeds from the sale of the
                          common  stock by the  selling  shareholders.

Summary Financial Information

Balance Sheet

                               September 30, 2005
                                   (unaudited)

Cash                                              $9,946
Total Assets                                     $11,746
Liabilities                                      $17,850
Total Stockholders' Equity                       $13,896

Statement of Operations

                              From Incorporation on
                     February 23, 2005 to September 30, 2005

Revenue                                              $ 0
Net Loss and Deficit                             ($6,204)

Our fiscal year end is March 31.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Chip claims, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Chip claims. While we have sufficient funds to conduct the recommended phase one exploration program on the claims, which is estimated to cost $8,600, we will need additional funds to complete the phase two program, which is estimated in total to cost $34,000. Even after completing these phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Chip claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 23, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Chip claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Chip claims and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

IF WE ARE  UNABLE TO   MAKE THE  $17,500  PAYMENT TO  COMPLETE  THE  ACQUISITION
OF THE CHIP CLAIMS BY APRIL 5, 2006, WE WILL LOSE OUR INTEREST IN THE PROPERTY AND OUR BUSINESS WILL FAIL.

Upon the execution of the agreement to acquire the Chip mineral claims, we paid the vendor $2,500. In order to complete the purchase, we must pay him an additional $17,500 by April 5, 2006. We do not currently have the cash on hand to complete the acquisition and have no guarantee that we will be able to raise the funds to make the required payment. If we are unable to make the payment by the deadline date, we will lose our interest in the Chip mineral claims and our business will fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The  search  for  valuable  minerals  as a  business  is  extremely  risky.  The likelihood of our mineral claim containing economic mineralization or reserves of gold, silver and copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Chip claims does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING  CONCERN IF OUR BUSINESS IS TO SUCCEED.
OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended March 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continuation is dependent upon our ability to generate profitable operations in the future and/or to obtain necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE WE ONLY HAVE MINERAL EXPLORATION RIGHTS TO THE CHIP CLAIMS, THE LANDOWNER MAY BE ABLE TO PREVENT US FROM CONDUCTING EXPLORATION ON THE CLAIMS.

We hold the exclusive right to explore the Chip mineral claims for mineralization and to remove minerals from the property. However, our rights are subject to those held by the fee simple property owner, the government of British Columbia, to make use of the land. If the government decides to develop, sell or make any other use of the land, our right to explore the property could be impacted. As a result, we would not be able to continue exploration on the property and we would be forced to abandon our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CHIP CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Chip claims do not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold, silver and copper of commercial tonnage and grade, we will require additional funds in order to place the Chip claims into commercial production. We may not be able to obtain such financing.

BECAUSE THE CHIP MINERAL CLAIMS HAVE NOT BEEN EXAMINED BY ANY PROFESSIONAL GEOLOGIST OR MINING ENGINEER RETAINED BY US, THERE IS A GREATER RISK THAT OUR PROPERTY MAY NOT CONTAIN ECONOMIC MINERALIZATION.

In connection with our acquisition of the Chip mineral claims, we retained Mr. George E. Nicholson, a professional geologist, to prepare a report on the property. However, Mr. Nicholson's report was based on his review of past exploration data respecting the Chip mineral claims. Because we have not retained a geologist to examine our mineral claims in person, there is a greater risk that our property may not contain economic mineralization.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Steven Cozine, intends to devote approximately 30% of his business time providing his services to us. While Mr. Cozine presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Cozine from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE WE DO NOT HAVE ANY EMPLOYEES OTHER THAN OUR PRESIDENT, WE WILL BE DEPENDENT ON OUR MANAGEMENT AND INDEPENDENT CONTRACTORS TO CARRY OUT OUR BUSINESS PLAN.

We do not have any employees other than our president, Steven Cozine. To carry out our business plan, we will have to retain independent contractors to conduct exploration work on the Chip claims. If we are unable to retain personnel when needed, our ability to conduct exploration may be delayed.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE WE CANNOT HOLD TITLE TO THE WANAPITEI RIVER PROPERTY UNTIL WE REGISTER AS A CORPORATION IN BRITISH COLUMBIA, WE MAY INCUR SIGNIFICANT LEGAL EXPENSES IN ENFORCING OUR INTEREST IN THE CLAIMS.

Before we can hold title to the Chip property in our name, we must register as an extra-provincial corporation in British Columbia and apply for a free miner's certificate. We intend to complete this registration process following completion of the second phase of recommended exploration on the property.

In the meantime, if Steven Cozine, our president and the current registered holder of the claims, who holds them in trust for us, becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE INTEND TO FINANCE OUR FUTURE OPERATIONS THROUGH THE SALE OF ADDITIONAL SHARES OF COMMON STOCK IN OUR CAPITAL, SHAREHOLDERS WILL SUFFER DILUTION, LIKELY RESULTING IN A LOSS OF INVESTMENT VALUE.

In order to complete anticipated exploration on the Chip property, we will need to raise additional capital. The most likely source of future funds will be through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Such dilution will likely have a negative impact on the value of our stock.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 5,250,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral Chip claims purchase agreement. The shares include the following:

     1. 700,000 shares of our common stock at a price of $0.003 per share that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 3, 2005;

     2.   4,000,000 shares of our common  stock at a price of $0.025 per share
          that the selling shareholders acquired from us in  an   offering  that
          was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 11, 2005;

     3.   550,000 shares of our common stock at a price of $0.01 per share  that
          the selling shareholders acquired from us in an offering   that  was
          exempt from registration   under Regulation S of the Securities Act of
          1933 and was completed on March 22, 2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.       the number of shares owned by each prior to this offering;
2.       the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.       the percentage owned by each upon completion of the offering.

                                                            Total Number of
                                                            Shares to be       Total Shares      Percent Owned
                                         Shares Owned       Offered for        Owned Upon        Upon Completion
                                         Prior to this      Selling            Completion of     of this Offering
                                         Offering           Shareholders       this Offering
Name of Selling Stockholder                                 Account
---------------------------------------- ------------------ ------------------ ----------------- ------------------
Edward Johnson                           350,000            350,000            Nil               Nil
#146 - 2998 Robson Drive
Coquitlam, BC

Chester L. Johnson                       350,000            350,000            Nil               Nil
3817 Dejong Crescent
Terrace, BC

Nicky Johnson                            200,000            200,000            Nil               Nil
#146 - 2998 Robson Drive
Coquitlam, BC

Robert Martz                             200,000            200,000            Nil               Nil
3200 Capstan Crescent
Coquitlam, BC
V3C 4E3

Ronald Newsham                           200,000            200,000            Nil               Nil
102 - 1048 King Albert Ave.
Coquitlam, BC
V3J 1X5

Scott Young                              200,000            200,000            Nil               Nil
35847 Sundew Place
Abbotsford, BC

Robert Ferguson                          200,000            200,000            Nil               Nil
904 - 850 Burrard St.
Vancouver, BC
V6Z 2J1

Guy l. Prevost                           200,000            200,000            Nil               Nil
967 - Guy Place
Victoria, BC
V8Y 1H1

Harold Male                              200,000            200,000            Nil               Nil
#1803 - 1050 Burrard St.
Vancouver, BC
V6Z 2S3

Andrew Male                              200,000            200,000            Nil               Nil
#1507 - 1050 Burrard St.
Vancouver, BC
V6Z 2S3

Richard Calderbank                       200,000            200,000            Nil               Nil
8080 - 19th Avenue
Burnaby, BC
V3N 1G3

Nicholas J. Quarmby                      200,000            200,000            Nil               Nil
# 810 - 688 W. Hastings St.
Vancouver, BC

Peggy Hawkins                            200,000            200,000            Nil               Nil
8080 - 19th Avenue
Burnaby, BC
V3M 1G3

Peter Kwong                              200,000            200,000            Nil               Nil
305 - 6th Avenue
New Westminster, BC

Ian Nye                                  200,000            200,000            Nil               Nil
701 - 1460 Barclay St.
Vancouver, BC
V6G 1J5

Ralph Mikaelsen                          200,000            200,000            Nil               Nil
2764 Cultus Court
Coquitlam, BC
V3C 5A8

John Karlson                             200,000            200,000            Nil               Nil
9938 Swordfishway
Youbou, BC
V0R 3E0

Giovanni Boso                            200,000            200,000            Nil               Nil
#516 0 22 E. Cordova
Vancouver, BC
V6A 4G8

Julian Price                             200,000            200,000            Nil               Nil
212 - 316 E 1st Avenue
Vancouver, BC
V5T 4R6

Joanne Kim                               200,000            200,000            Nil               Nil
6250 Blenheim St.
Vancouver, BC
V6N 1R4

Edmund Rajan                             200,000            200,000            Nil               Nil
2236 Monashee Court
Coquitlam, BC
V3K 6P7

Dianne Smirl                              55,000             55,000            Nil               Nil
7006 Brewster Drive E.
Delta BC

Maria Del Rossario Luna Garcia            55,000             55,000            Nil               Nil
#1450 - 1511 Chesnut St.
Vancouver, BC
V6S 3K3

Michael Ilic                              55,000             55,000            Nil               Nil
#501 - 460 Westview St.
Coquitlam, BC

Andrew Walker                             55,000             55,000            Nil               Nil
201 - 1168 Hamilton St.
Vancouver, BC
V6B 2S2

Michelle Gahagan                          55,000             55,000            Nil               Nil
201 - 1168 Hamilton St.
Vancouver, BC
V6B 2S2

Timothy Hedgecock                        200,000            200,000            Nil               Nil
168 - 1027 Davie St.
Vancouver, BC
V6E 4L2

Reuben Friesen                            55,000             55,000            Nil               Nil
4220 - 89 St.
Edmonton, AB
T6E 0L5

Shelly Friesen                            55,000             55,000            Nil               Nil
4220 - 89 St.
Edmonton, AB
T6E 0L5

Karl Nordquist                            55,000             55,000            Nil               Nil
1233 Nanton St.
Vancouver, BC

Rayne Holloway                            55,000             55,000            Nil               Nil
12902 Carluke Cresecnt
Surrey, BC
V3V 6R4

Anik Gaudreau                             55,000             55,000            Nil
2010 - 1255 Bidwell St.
Vancouver, BC
V6G 2K8

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,750,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

     (2)  has ever been one of our officers or directors; or

     (3)  is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $9,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2.   Furnish each broker or dealer through  which   common   stock   may be
          offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * details of the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director                         Age
---------------------               -------------
Steven Cozine                            41

Executive Officers:

Name of Officer          Age              Office
--------------------- ---------------- -----------------------
Steven Cozine             41           President, Secretary, Treasurer and
                                       Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Steven Cozine has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on February 23, 2005. He acted as a director of Kelso Technologies Inc., an Alberta and British Columbia reporting company involved in the design of automobile and train valve cylinders, from May 1993 to August 1999. He was also a director of Normabec Mining Resources, an Alberta and British Columbia reporting issuer involved in mineral property exploration, from September 2001 to January 2003. From 2001 to present, he has also acted as a business consultant to private and public corporations in the fields of corporate marketing, public relations and corporate development. From January 1998 to December 2000, Mr. Cozine was vice-president of marketing for Saturna Island Vineyards.

Mr. Cozine does not have any professional training or technical   credentials in
the exploration, development and operation of mines.

Mr.Cozine intends to devote approximately 30% of his business time to our affairs.

Certain Relationships And Related Transactions

We sold 2,500,000 shares of our common stock at a price of $0.001 per share to our president, Steven Cozine, on March 2, 2005 for proceeds of $2,500.

We advanced $1,800 to our president, Steven Cozine, on March 22, 2005. This amount is unsecured, non-interest bearing and payable within six months from the advance date. As at December 30, 2005, Mr. Cozine has not repaid this amount.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*        Any of our directors or officers;
*        Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*        Our sole promoter, Steven Cozine;
*        Any member of the immediate family of any of the foregoing persons.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                                                Amount of
Title of Class          Name and address                                        beneficial        Percent of class
                        of beneficial owner                                     ownership
----------------------- ------------------------------------------------------- ----------------- -----------------
Common stock            Steven Cozine                                           2,500,000         32.26%
Common stock            All officers and directors as a group that consists     2,500,000         32.26%
                        of one person

The percent of class is based on 7,750,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 30, 2005, there were 7,750,000 shares of our common stock issued and outstanding that are held by 33 stockholders of record.Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Clark Wilson LLP has provided an opinion on the valid issuance of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Cinnamon Jang Willoughby & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on February 23, 2005 under the laws of the state of Nevada. On that date, Steven Cozine was appointed as our sole director. As well, Mr. Cozine was appointed as our president, secretary, treasurer and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% beneficial interest in one mineral claim known as the Chip claims. There is no assurance that a commercially viable mineral deposit exists on the Chip claims. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Chip claims. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Chip claims in order to ascertain whether it possesses economic quantities of gold, silver and copper. There can be no assurance that an economic mineral deposit exists on the Chip claims until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Chip claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Chip Claims Purchase Agreement

On April 5, 2005, we entered into a mineral purchase and sale agreement with Richard SImpson of Vancouver, British Columbia, whereby he sold to us a 100% undivided right title and interest in three mineral claims, subject to a 2.5% net smelter royalty and a 7.5% gross rock royalty, located in the Lillooet Mining Division of British Columbia, Canada. A net smelter royalty is a percentage of the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. The net smelter royalty only applies to metals. We can purchase 1.5% of the net smelter royalty for $1,000,000 within 12 months of the commencement of commercial production. We must pay Mr. Simpson advance annual royalties of $25,000 commencing on April 5, 2008.

A gross rock royalty is a percentage of proceeds we receive from the sale of rock taken from the property, less treatment costs, transport fees, marketing costs and taxes. The gross rock royalty applies to the sale of non-metals from the property such as coal, petroleum products, soil, sand and gravel. There is no expectation that any of these non-metals will be identified on the Chip claims, but the vendor of the property has included the gross rock royalty in the agreement in case any of these products are discovered.

In accordance with the agreement, we paid $2,500 to Mr. Simpson on March 29, 2005. In order to complete our acquisition of the Chip claims, we must pay an additional $17,500 to Mr. Simpson by April 5, 2006.

Location and Access

The Chip claims are located 15 kilometers south-southwest of the village of Bralorne in south-western British Columbia. The property is accessed by helicopter from the town of Pemberton, 25 kilometers to the southwest. Alternate access to lower elevations of the Chip 2 claim is available via the Noel Creek forest access road from Bralorne.

The claims are situated on, and about, the divide between the headwaters of Noel and Ault Creeks within rugged but accessible terrain. Several small lakes and ponds are found in the north-eastern and south-western portions of the claim group. Topographic elevations range from 1,676 meters to 2,408 meters.

The majority of the Chip property is situated above the treeline. Some slopes below 1,980 meters near the upper portions of Ault Creek contain locally think patches of alpine balsam and spruce.

There is no available source of power located on the property. We will need to use portable generators if we require a power source for exploration of the property.

Claim Data

The Chip property consists of three mineral claims comprising a total of 1,106.331 hectares. A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals The following is a table of pertinent data regarding the claims:

 Claim Name        Tenure No.                Hectares          Expiry Date

 Chip 1            510121                    491.787           April 3, 2006
 Chip 2            510122                    307.271           April 3, 2006
 Chip 3            510126                    307.273           April 3, 2006

These claims have been transferred from the original claim staker, Richard Simpson, to Steven Cozine, our president, who holds them in trust for us. Mr. Cozine holds the mineral claims comprising the Chip property in trust for us. It is a common procedure to have such claims held in trust given the expense that we would incur in registering as a recorded claim holder and as an extraprovincial company in British Columbia.

If Mr. Cozine becomes bankrupt or transfers the claims to a third party, we may incur significant legal expenses in enforcing our interest in the claims in British Columbia courts.

The registration of the claims in the name of a trustee does not impact a third party's ability to commence an action against us respecting the Chip property or to seize the claims after obtaining judgment.

In British Columbia, to extend the expiry date of each claim by one year, annual assessment work or cash in lieu is required of $0.40 per hectare in years one to three followed by $0.80 per hectare thereafter. There is also a filing fee of $0.04 per hectare. In order to retain title to the property, we must conduct at least $442.53 on the Chip claims by April 3, 2006, thereby extending the expiry date for an additional year.

The fee simple owner of the real property underlying the claims that comprise the Chip mineral claims is the government of British Columbia. The government has the right to sell title to this land to a third party, but is unlikely to do so given the remote location of the property. We have the right to explore the claims for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's use of the land. Because the property is undeveloped, the British Columbia government's rights to the land are unlikely to be impacted.

Mineralization

Mineralization on the Chip claims consists of four types:

     1. disseminated to semi-massive coarse grained pyrite in silica based volcanic rocks

          - disseminated rock mineralization is small particles of possibly valuable ore minerals, spread more or less uniformly through the surrounding rock; this is distinct from massive ore wherein the valuable minerals occur in almost solid form with very little waste material included

          -    pyrite, also known as "fool's gold", is  a  bright yellow mineral
               that  is  often   found   in   proximity   to   gold  and  copper
               mineralization

     2.   coarse, massive pyrite-silica lenses:

          - a lens is a body of ore that is thick in the middle and tapers towards the ends

          - pyrite and silica are two minerals that are often found in close proximity to valuable metals such as gold and copper

     3.   quartz-sphalerite

          - a rock type consisting of a combination of silica and zinc sulphide.

     4.   siliceous, pyritic lenses

          - the term siliceous refers to a rock that contains an abudance of quartz

The mineralization is found in widths from a few centimetres to 0.5 meters. The mineralization in the northeast portion of the claims occurs within a large gossan with a width of at least 125 meters and traceable for almost two kilometres. Gossans are rusty colored surface rock which is caused by the oxidation of pyrite. Since pyrite is often associated with mineral deposits, gossans can be a guide to discovering them.

There is no equipment or other infrastructure facilities located on the Chip property. As well, the property is free of any mineral workings.

Exploration History

The first record of activity in the area of the now   defined Chip claims was in
the mid-1930's when mineralization was first discovered. In 1941, Bralorne Mines Ltd. completed 1,100 feet of diamond drilling on the claims.

During 1980, Mr. J. Dawson and Mr. K. Daughtry conducted a program of prospecting, mapping and sampling on the property and further work was recommended. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of gathering soil samples or pieces of rock from the property that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

In 1983, Placer Development Ltd. completed a program of sampling and geophysical surveys on the property. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied to gain further information from the property surface and subsurface to allow better informed opinions concerning the merit of properties.

In 1986, Geoquest Consulting Ltd. conducted a program of mapping and sampling on the property and recommended further exploration of the claims.

Geology Report

We retained Mr. George Nicholson, a professional geologist, to prepare a geology report on the Chip claims. Mr. Nicholson recommends an initial exploration program on the property consisting of two phases. He bases these recommendations on previous trace amounts of gold, silver and copper found in rocks and soil in the eastern area of the property. The first phase would consist of mapping, prospecting and sampling.

The first phase is estimated to cost $8,600 as described below.

Budget - Phase I
         Geologist                   4 day @ $400/day           $ 1,600
         Geotechnician               4 days @ $300/day          $ 1,200
         Samples                     60 samples @ $20 each      $ 1,200
         Helicopter                  2 hours @ $1,400/hour      $ 2,100
         Camp, Food Supplies                                    $   500
         Truck Rental and Fuel                                  $   500
         Report                                                 $ 1,500

         Total                                                  $ 8,600


The second phase would consist of a blast trenching program. Blast trenching involves removing surface soil and rock using explosives. Samples are then taken from the bedrock below and analysed for mineral content. The second phase would cost approximately $34,000 as outlined below.

Budget - Phase II

         Blasting Crew              10 days @ $1,000/day        $10,000
         Camp and Support                                       $ 5,000
         Sampling                                               $ 2,500
         Helicopter                 10 hours @ $1,400/hour      $14,000
         Report                                                 $ 2,500

         Total                                                  $34,000


Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken that results in surface distrubance, such as roads and drill sites. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

          -    Water discharge will have to meet water standards;

          -    Dust generation will have to be minimal or otherwise re-mediated;

          - Dumping of material on the surface will have to be re-contoured and re-vegetated;

          - An assessment of all material to be left on the surface will need to be environmentally benign;

          - Ground water will have to be monitored for any potential contaminants;

          - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

          - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Chip claims consisting of a geological mapping, prospecting and geochemical sampling. We anticipate that these exploration programs will cost approximately $8,600 and $34,000 respectively. To date, we have not commenced exploration on the Chip claims.

We plan to commence the phase one exploration program on the Chip claims in the spring of 2005. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the fall of 2006. This program will take approximately two months to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. We will also require an additional $17,500 in order to exercise the option respecting the Chip property.

Total expenditures over the next 12 months are therefore expected to be $75,100.

While we have enough funds to cover the estimated cost of the phase one exploration program, we will require additional funding in order to cover administrative costs, phase two exploration costs and any additional recommended exploration on the Chip claims following the completion of the phase two program. Our current cash on hand is sufficient for approximately six months. We will have to raise additional funds within that time period in order to effect our plan of operations. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through September 30, 2005

We have not earned any revenues from our incorporation on February 23, 2005 to September 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Chip claims, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Chip claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $6,204 for the period from our inception on February 23, 2005 to September 30, 2005. These operating expenses were comprised of organization costs of $500, professional fees of $5,466 and bank charges of $238.

In the period from our inception on February 23, 2005 to September 30, 2005, there were no off-balance sheet arrangements.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Chip mineral claims. We do not own any real property interest in the Chip claims or any other property.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  32  registered
shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public after March 2, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

          1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 77,500 shares as of the date of this prospectus; or

          2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

          1. we would not be able to pay our debts as they become due in the usual course of business; or

          2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 23, 2005 to September 30, 2005 and the subsequent period to the date of this prospectus.

                               Annual Compensation

                                                                          Restr        Options/SARS LTP payouts
                                                               Other      Stock        (#)          ($)
Name               Title      Year      Salary     Bonus       Comp.      Awarded
------------------ ---------- --------- ---------- ----------- ---------- ------------ ------------ ---------------
Steven Cozine      Pres,      2005      $0         0           0          0            0            0
                   Sec,
                   Treas,
                   CEO, &
                   Dir

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Cozine any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

          1.  Report of Independent Registered Public Accounting Firm;

          2. Audited financial statements for the period ending June 30, 2005 and unaudited interim financial statements for the period ended September 30, 2005, including:

               a.       Balance Sheets;
               b.       Statements of Operations;
               c.       Statements of Stockholders' Equity;
               d.       Statements of Cash Flows; and
               e.       Notes to Financial Statements

HLB Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals



            Consent of Independent Registered Public Accounting Firm


         We have issued our report, dated September 18, 2005, accompanying the financial statements and schedules from the date of inception February 23, 2005 to June 30, 2005 of Zandaria Ventures Inc. included in the Registration Statement Form SB-2. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on December 30, 2005.



                                           "Cinnamon Jang Willoughby & Company"

                                                        Chartered Accountants

Burnaby, BC
December 30, 2005



MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.
HLB Cinnamon Jang Willoughby & Company is a member of HLB International. A world-wide organziation of accounting firms and business advisors.

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

                                     ASSETS
Current
     Cash                                                                               $         14,844
     Due from shareholder                                                                          1,800
                                                                                         ---------------

                                                                                                  16,644
Mineral property (Note 3)                                                                         20,000
                                                                                         ---------------

                                                                                        $         36,644
                                                                                         ===============

                                   LIABILITIES

Current
     Accounts payable and accrued liabilities                                           $         17,800
                                                                                         ---------------


                              STOCKHOLDERS' EQUITY

Capital stock
    Authorized:
      75,000,000 common shares, par value $0.001 per share
    Issued and outstanding:
      7,750,000 common shares                                                                      7,750
Additional paid in capital                                                                        12,350
Deficit accumulated during the pre-exploration stage                                              (1,256)
                                                                                         ---------------
                                                                                                  18,844

                                                                                        $         36,644
                                                                                         ===============

Nature and Continuance of Operations - Note 1

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
                      Three months ended June 30, 2005 and
            Period from February 23, 2005 (date of incorporation) to
                                  June 30, 2005
                                   (Unaudited)

                                                                               Three months      February 23,
                                                                                   Ended             2005
                                                                               June 30, 2005       (date of
                                                                                                Incorporation)
                                                                                                  to June 30,
                                                                                                     2005
   Expenses
       Accounting fees                                                         $      300          $       600
       Bank charges                                                                   136                  156

       Organization costs                                                               -                  500
                                                                                -----------         ----------

   Net loss for the period                                                     $     (436)         $    (1,256)
                                                                                ===========         ==========
   Basic and diluted
   Loss per share                                                              $     0.00          $      0.00
                                                                                ===========         ==========

   Weighted average number of
   Shares outstanding                                                           7,750,000            7,138,367
                                                                                ===========         ==========

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                      Three months ended June 30, 2005 and
                        For the period from February 23,
                          2005 (date of incorporation)
                          to June 30, 2005 (Unaudited)

                                                                           Three months       February 23, 2005
                                                                              Ended               (date of
                                                                             June 30,         incorporation) to
                                                                               2005               June 30,
                                                                                                    2005
  Cash Flows used in Operating Activities
      Net loss for the period                                             $         (436)     $          (1,256)
      Add item not involving cash:
      Adjustments to reconcile net loss to net
      cash used by operating activities
         Accounts receivable                                                           -                 (1,800)
         Accounts payable and accrued liabilities                                      -                    300
                                                                          --------------       ----------------
  Cash used in operating activities                                                 (436)                (5,256)
                                                                          --------------       ----------------

  Cash Flows from investing activity                                                                     (2,500)
         Acquisition of mineral property

  Cash Flows from Financing Activities
      Issuance of common shares                                                        -                 20,100

  Cash from financing activities                                                       -                 20,100
                                                                          --------------       ----------------

  Increase in cash during the period                                                (436)                14,844

  Cash, beginning of the period                                                   15,280                      -
                                                                          --------------       ----------------

  Cash, end of the period                                                 $       14,844      $          14,844
                                                                          ==============       ================

  Supplemental disclosure of cash flow information Cash paid for:
         Interest                                                         $            -      $               -
                                                                          ==============       ================

         Income taxes                                                     $            -      $               -
                                                                          ==============       ================

  Supplemental disclosure of cash flow information
         Non-cash investing activity (Note 3)                             $       17,500      $          17,500
                                                                          ==============       ================

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                        For the period from February 23,
                          2005 (date of incorporation)
                          to June 30, 2005 (Unaudited)

                                                                                              Deficit
                                                                                            Accumulated
                                                                                             During the
                                                                            Additional    Pre-exploration
                                                Common Shares                Paid-in
                                      -----------------------------------
                                           Number          Par Value         Capital           Stage            Total
                                           ------          ---------         -------           -----            -----
Balance, February 23, 2005                          -  $             -   $             -  $             -  $             -

Capital stock issued for cash
 - at $0.001                                2,500,000  $         2,500                 -                -            2,500
 - at $0.003                                  700,000              700             1,400                -            2,100
 - at $0.0025                               4,000,000            4,000             6,000                -           10,000
 - at $0.01                                   550,000              550             4,950                -            5,500
Net loss for the period                             -                -                 -             (820)            (820)
                                      ---------------  ---------------   ---------------  ---------------  ---------------

Balance, March 31, 2005                     7,750,000  $         7,750   $        12,350  $          (820) $        19,280

Net loss for the period                             -                -                 -             (436)            (436)
                                      ---------------  ---------------   ---------------  ---------------  ---------------

Balance, June 30, 2005                      7,750,000  $         7,750   $        12,350  $        (1,256) $        18,844
                                      ===============  ===============   ===============  ===============  ===============

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2005

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on February 23, 2005 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $3,756 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

              The Company has adopted March 31 as its fiscal year-end.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial  statements  have,  in  management's  opinion,  been
              properly   prepared   within  the  framework  of  the  significant
              accounting policies summarized below:

Zandaria Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
June 30, 2005
- Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Pre-exploration Stage Company
              -----------------------------
              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property Costs
              ----------------------
              Mineral properties consist of exploration and mining concessions, options and contracts. Acquisition and leasehold costs and exploration costs are capitalized and deferred until such time as the property is put into production or the properties are disposed of either through sale or abandonment. If put into production, the costs of acquisition and exploration will be depreciated over the life of the property, based on estimated economic reserves. Proceeds received from the sale of any interest in a property will first be credited against the carrying value of the property, with any excess included in operations for the period. If a property is abandoned, the property and deferred exploration costs will be written off to operations.

              Financial Instruments
              ---------------------
              The carrying value of cash, accounts payable and accrued liabilities and due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------
              The Company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Zandaria Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
June 30, 2005
- Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Basic and Diluted Loss Per Share
              --------------------------------
              The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

              New Accounting Standards
              ------------------------
              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        Mineral Property
              ----------------
              Pursuant to a mineral property purchase and sale agreement dated April 5, 2005, the Company acquired a 100% interest in the 3 mineral claims near Goldbridge, located in the Province of British Columbia, Canada for $20,000. Included in accounts payable and accrued liabilities is a balance of $17,500 relating to the acquisition of this property.

Note 4        Capital Stock
              -------------
              During the period from February 23, 2005 to June 30, 2005 the Company issued 7,750,000 common shares for cash proceeds of $20,100.

Note 5        Deferred Tax Assets
              -------------------
              The significant components of the Company's deferred tax assets are as follows:

                                                                                           June 30,
                                                                                             2005
             Deferred Tax Assets
               Non-capital loss carryforward                                           $          1,256
             Less:  valuation allowance for deferred tax asset                                   (1,256)
                                                                                       ----------------

                                                                                       $              -
                                                                                       ================

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Zandaria Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
June 30, 2005
- Page 4

Note 6        Corporation Income Tax Losses
              -----------------------------
              At June 30, 2005, the Company has accumulated non-capital losses totalling $1,256, which are available to reduce taxable income in future taxation years. These losses will expire beginning in 2025.


Note 7        Related Party Transaction
              -------------------------
              The amount from a related party is an advance for $1,800 to a director of the Company on March 22, 2005. This amount is unsecured, non-interest bearing and payable within six months from the advance date.

Note 8        Restatement as a Result of Capitalizing Mineral Property Costs
              --------------------------------------------------------------
              In April 2004, the Financial Accounting Standards Board ("FASB") ratified Emerging Issues Task Force ("EITF") Issue No. 04-02, which amends Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" to the extent all mineral rights are to be considered tangible assets for accounting purposes. Consequently, the company capitalized expenditures of $2,500 related to the acquisition of a 100% interest in 3 claims in the Goldbridge region (Note 3).

              The following presents the effect on the Company's previously issued financial statements for the period February 23, 2005 (date of inception) to March 31, 2005:

         Balance sheet as at March 31, 2005 -

                                                      Previously             Increase
                                                       Reported             (Decrease)            Restated
         Mineral property                             $         -           $    2,500         $      2,500
         Accumulated deficiency                            (3,280)              (2,500)                (820)

         Statement of operations for the period from inception on February 23, 2005 to March 31, 2005

                                                      Previously              Increase
                                                       Reported              (Decrease)            Restated
         Expenses                                     $     3,320           $   (2,500)        $        820
         Net income (loss)                                 (3,320)               2,500                 (820)

         Statement of cash flows for the period from inception on February 23, 2005 to March 31, 2005

                                                      Previously             Increase
                                                       Reported             (Decrease)             Restated
         Net income (loss)                            $    (3,320)          $    2,500         $       (820)
         Investing activity                                     -               (2,500)              (2,500)

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                               September 30, 2005
                                   (Unaudited)

                                     ASSETS
Current
     Cash                                                                                              $          9,946
     Due from shareholder                                                                                         1,800
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                 11,746
Mineral property (note 3)                                                                                        20,000
----------------------------------------------------------------------------------------------------------------------
                                                                                                       $         31,746
-----------------------------------------------------------------------------------------------------------------------

                                                      LIABILITIES

Current
     Accounts payable and accrued liabilities                                                          $         17,850
-----------------------------------------------------------------------------------------------------------------------

                                                  STOCKHOLDERS' EQUITY

Capital stock
    Authorized:
      75,000,000 common shares, par value $0.001 per share
    Issued and outstanding:
      7,750,000 common shares                                                                                     7,750
Additional paid in capital                                                                                       12,350
Deficit accumulated during the pre-exploration stage                                                             (6,204)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                 13,896
-----------------------------------------------------------------------------------------------------------------------
                                                                                                       $         31,746
-----------------------------------------------------------------------------------------------------------------------

Nature and Continuance of Operations - Note 1

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
                     Six months ended September 30, 2005 and
            Period from February 23, 2005 (date of incorporation) to
                               September 30, 2005
                                   (Unaudited)

                                                 Six months            Three months             February 23,
                                                   Ended                  Ended                   2005
                                             September 30, 2005     September 30, 2005          (date of
                                                                                             incorporation)
                                                                                             to September 30,
                                                                                                  2005
   --------------------------------------------------------------------------------------------------------------
   Expenses
       Professional fees                     $          5,166         $        4,866          $        5,466
       Bank charges                                       218                     82                     238
       Organization costs                                   -                      -                     500
   --------------------------------------------------------------------------------------------------------------
   Net loss for the period                   $         (5,384)        $       (4,948)         $       (6,204)
   --------------------------------------------------------------------------------------------------------------
   Basic and diluted
   Loss per share                            $           0.00         $         0.00          $         0.00
   ==============================================================================================================
   Weighted average number of
   Shares outstanding                               7,750,000              7,750,000              7,392,977
   ==============================================================================================================

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
                     Six months ended September 30, 2005 and
                        For the period from February 23,
                          2005 (date of incorporation)
                              to September 30, 2005
                                   (Unaudited)

                                                                            Six months        February 23, 2005
                                                                              Ended               (date of
                                                                          September 30,       incorporation) to
                                                                               2005             September 30,
                                                                                                    2005
  ---------------------------------------------------------------------------------------------------------------
  Cash Flows used in Operating Activities
      Net loss for the period                                          $        (5,384)      $           (6,204)
      Add item not involving cash:
      Adjustments to reconcile net loss to net
        cash used by operating activities
           Accounts receivable                                                        -                  (1,800)
           Accounts payable and accrued liabilities                                  50                  17,850
  ---------------------------------------------------------------------------------------------------------------
  Cash used in operating activities                                              (5,334)                  9,846
  ---------------------------------------------------------------------------------------------------------------
  Cash Flows from Investing Activities
            Acquisition of mineral property                                           -                 (20,000)

  Cash Flows from Investing Activities                                                -                 (20,000)
  ---------------------------------------------------------------------------------------------------------------
  Cash Flows from Financing Activities
         Issuance of common shares                                                    -                  20,100

  Cash from financing activities                                                      -                  20,100
  ---------------------------------------------------------------------------------------------------------------
  Increase in cash during the period                                             (5,334)                  9,946

  Cash, beginning of the period                                                  15,280                       -
  ---------------------------------------------------------------------------------------------------------------
  Cash, end of the period                                              $          9,946      $            9,946
  ---------------------------------------------------------------------------------------------------------------
  Supplemental disclosure of cash flow information Cash paid for:
         Interest                                                      $              -      $                -
  ---------------------------------------------------------------------------------------------------------------
         Income taxes                                                  $              -      $                -
  ---------------------------------------------------------------------------------------------------------------

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                        For the period from February 23,
                          2005 (date of incorporation)
                              to September 30, 2005
                                   (Unaudited)

                                                                                              Deficit
                                                                                            Accumulated
                                                                                             During the
                                                                            Additional    Pre-exploration
                                                Common Shares                Paid-in
                                           Number          Par Value         Capital           Stage            Total
----------------------------------------------------------------------------------------------------------------------------
Balance, February 23, 2005                       -      $         -      $          -     $           -     $           -

Capital stock issued for cash
 - at $0.001                             2,500,000      $     2,500                 -                 -            2,500
 - at $0.003                               700,000              700             1,400                 -            2,100
 - at $0.0025                            4,000,000            4,000             6,000                 -           10,000
 - at $0.01                                550,000              550             4,950                 -            5,500
Net loss for the period                          -                -                 -              (820)            (820)
----------------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2005                  7,750,000      $     7,750      $     12,350     $        (820)    $     19,280

Net loss for the period                          -                -                 -              (436)            (436)

Balance, June 30, 2005                   7,750,000      $     7,750      $     12,350     $      (1,256)    $     18,844
----------------------------------------------------------------------------------------------------------------------------

Net loss for the period
                                                 -                -                 -            (4,948)          (4,948)

Balance, September 30, 2005              7,750,000      $     7,750      $     12,350     $      (6,204)    $     13,896
----------------------------------------------------------------------------------------------------------------------------

                             SEE ACCOMPANYING NOTES

                             ZANDARIA VENTURES INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2005

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on February 23, 2005 and is in the pre-exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $6,204 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

              The Company has adopted March 31 as its fiscal year-end.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial  statements  have,  in  management's  opinion,  been
              properly   prepared   within  the  framework  of  the  significant
              accounting policies summarized below:

Zandaria Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
- Page 2

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Pre-exploration Stage Company
              -----------------------------
              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property Costs

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral properties are expensed as incurred.

              Financial Instruments
              ---------------------
              The carrying value of cash, accounts payable and accrued liabilities and due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------
              The Company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Zandaria Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
- Page 3

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Basic and Diluted Loss Per Share
              --------------------------------
              The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Dilutedvc loss per share has not been provided as it would be anti-dilutive.

              New Accounting Standards
              ------------------------
              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3        Mineral Property
              ----------------
              Pursuant to a mineral property purchase and sale agreement dated March 29, 2005, the Company acquired a 100% interest in the 3 mineral claims near Goldbridge, located in the Province of British Columbia, Canada for $20,000.

Note 4        Capital Stock
              -------------
              During the period from February 23, 2005 to September 30, 2005 the Company issued 7,750,000 common shares for cash proceeds of $20,100.

Note 5        Deferred Tax Assets
              -------------------
              The significant components of the Company's deferred tax assets are as follows:

                                                             September 30, 2005
         -----------------------------------------------------------------------

         Deferred Tax Assets
           Non-capital loss carryforward                         $   6,204
         Less:  valuation allowance for deferred tax asset          (6,204)
         -----------------------------------------------------------------------
                                                                 $       -
         -----------------------------------------------------------------------

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely than not to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Zandaria Ventures Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
September 30, 2005
- Page 4

Note 6        Corporation Income Tax Losses
              -----------------------------
              At September 30, 2005, the Company has accumulated non-capital losses totalling $6,204, which are available to reduce taxable income in future taxation years. These losses will expire beginning in 2025.


Note 7        Related Party Transaction
              -------------------------
The amount from a related party is an advance for $1,800 to a director of the Company on March 22, 2005. This amount is unsecured, non-interest bearing and payable within six months from the advance date.

         Changes In And Disagreements With Accountants on Accounting and
                              Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

               (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

               (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

               (3) a transaction from which the director derived an improper personal profit; and

               (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

               (1) such indemnification is expressly required to be made by law;
               (2)  the proceeding was authorized by our Board of Directors;

               (3)  such   indemnification  is  provided  by  us,  in  our  sole
                    discretion, pursuant to the powers vested us under Nevada law; or

               (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                  $  6.18
Transfer Agent fees                                               $ 1,000.00
Accounting and auditing fees and expenses                         $ 3,000.00
Legal fees and expenses                                           $ 4,000.00
Edgar filing fees                                                 $ 1,500.00
                                                                  ----------
Total                                                              $9,506.18
                                                                  ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 2,500,000 shares of our common stock at a price of $0.001 per share to our president, Steven Cozine, on March 2, 2005. The total amount received from this offering was $2,500. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 700,000 shares of our common stock at a price of $0.003 per share to a total of two purchasers on March 3, 2005. The total amount received from this offering was $2,100. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

 Name of Subscriber                      Number of Shares
 -------------------------------------- ----------------------------------------
   Edward Johnson                            350,000
   Chester Johnson                           350,000

We completed an offering of 4,000,000 shares of our common stock at a price of $0.0025 per share to a total of 20 purchasers on March 14, 2005. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

         Name of Subscriber               Number of Shares
         ------------------------------- ---------------------------------------
         Nicky Johnson                       200,000
         Robert Martz                        200,000
         Ronald Newsham                      200,000
         Scott Young                         200,000
         Robert Fergusen                     200,000
         Guy Provost                         200,000
         Harold Male                         200,000
         Andrew Male                         200,000
         Richard Calderbank                  200,000
         Nicholas Quarmby                    200,000
         Peggy Hawkins                       200,000
         Peter Kwong                         200,000
         Ian Nye                             200,000
         Ralph Mikalesen                     200,000
         John Karlson                        200,000
         Giovanni Boso                       200,000
         Julian Price                        200,000
         Joanne Kim                          200,000
         Edmund Rajan                        200,000
         Timothy Hedgecock                   200,000

We completed an offering of 550,000 shares of our common stock at a price of $0.01 per share to a total of ten purchasers on March 22, 2005. The total amount received from this offering was $5,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

         Name of Subscriber                   Number of Shares
         --------------------------------    ---------------------------------
         Maria Del Rossario Luna Garcia           55,000
         Michael Ilic                             55,000
         Andrew Walker                            55,000
         Michelle Gahagan                         55,000
         Dianne Smirl                             55,000
         Reuben Friesen                           55,000
         Shelly Friesen                           55,000
         Karl Nordquist                           55,000
         Rayne Holloway                           55,000
         Anik Gaudreau                            55,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                  Exhibits
Exhibit
Number             Description

3.1*              Articles of Incorporation
3.2*              Bylaws
5.1               Legal opinion of Clark Wilson LLP, with consent to use
10.1*             Mineral property agreement dated April 5, 2005
23.1              Consent of Cinnamon Jang Willoughby & Company
23.2              Consent of Clark Wilson LLP
99.1**            Claims location map

* filed as an exhibit to our registration statement on Form SB-2 dated August 5, 2005

** filed as an exhibit to our registration statement on Form SB-2 dated October 21, 2005

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

     c. include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a   post-effective amendment any of
     the securities     being   registered   hereby   which remain unsold at the
     termination of the offering.


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


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 30, 2005.

                              Zandaria Ventures Inc.

                              By: /s/ Steven Cozine
                              ------------------------------
                              Steven Cozine
                              President, Secretary, Treasurer,
                              Chief Executive Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE             CAPACITY IN WHICH SIGNED                   DATE

/s/ Steven Cozine    President, Secretary, Treasurer, Chief   December 30, 2005
------------------   Executive Officer, principal accounting
Steven Cozine        officer, principal financial officer and
                      irector


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